UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2010

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2010, the Compensation and Management Development Committee of the Board of Directors of AGL Resources Inc. (the “Company”), at its regularly scheduled meeting approved certain compensation payments to the estate of Douglas N. Schantz the former President of Sequent Energy Management, L.P. (“Sequent”).  Mr. Schantz passed away in early March of this year.  Pursuant to its authority under the AGL Resources Inc. 2007 Omnibus Performance Incentive Plan (the “OPIP”), the Compensation and Management Development Committee approved the amendment of  one restricted stock agreement and two restricted stock unit agreements, under which Mr. Schantz held certain shares of  unvested restricted stock.  The amendments, which align the treatment of these awards with the treatment of stock options under the OPIP, provide for immediate vesting of those shares of restricted stock that would have vested within one year of the date of Mr. Schantz’s death.  Specifically, these grants cover 26,254 shares that otherwise would have vested on July 31, 2010, 1,066 shares that otherwise would have vested on February 3, 2011 and 1,267 shares that otherwise would have vested on March 1, 2011  None of these grants are subject to any additional performance requirements.  All other terms of Mr. Schantz’s long-term incentive awards remain unchanged.  The Board also approved immediate payment of certain annual incentive awards, previously earned by Mr. Schantz in 2008 and 2009. Under the Company’s annual incentive plan, these payments were subject to a mandatory deferral of payment.  Specifically, these are the amounts of $108,697 of annual incentive earned in 2008 (payment of which was originally deferred until February 2011) and $385,653 of annual incentive earned in 2009 (payment of which was originally deferred fifty percent until February 2011 and fifty percent until February 2012).

Item 5.07           Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held in Atlanta, Georgia on April 27, 2010. Holders of an aggregate of 78,393,955 shares of our common stock at the close of business on February 16, 2010, were entitled to vote at the meeting, of which 66,001,936 or 84.19% of the eligible voting shares were represented in person or by proxy. At the annual meeting, our shareholders were presented with three proposals, as set forth in our proxy statement. Our shareholders voted as follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Withheld	Broker Non-votes

Sandra N. Bane	52,632,381	0	1,009,872	12,359,683
Thomas D. Bell, Jr.	44,008,189	0	9,634,064	12,359,683
Dean R. O’Hare	52,680,975	0	961,278	12,359,683

The term of office of each of the following directors continued after the meeting: Charles R. Crisp, Arthur E. Johnson, Wyck A. Knox, Jr., Dennis M. Love, Charles H. “Pete” McTier, James A. Rubright, John W. Somerhalder II, Bettina M. Whyte and Henry C. Wolf.

Proposal 2 – Amendment to the Company’s bylaws to eliminate the classification of our board of directors, which conforms to the amendment to the Company’s articles of incorporation approved by the shareholders at the 2009 annual meeting of shareholders.

For	64,682,792
Against	691,539
Abstain	627,605
Broker Non-Votes	--

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

For	65,115,586
Against	383,051
Abstain	503,299
Broker Non-Votes	--

Item 8.01                      Other Events

On April 27, 2010, the Board of Directors also appointed Peter I. Tumminello as President of Sequent.  Mr. Tumminello was appointed acting President of Sequent on March 8, 2010.  Prior to that, Mr. Tumminello served as executive vice president of business development and support for Sequent since February 2007. He joined the executive management team of Sequent in August 2003 as vice president of asset management and origination.  Prior to joining AGL Resources and Sequent, Mr. Tumminello was vice president of energy supply for Green Mountain Energy Company, and worked for TPC Corp in various capacities in energy marketing, and storage and transportation asset management.  Mr. Tumminello succeeds Douglas N. Schantz.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	AGL Resources Inc. press release dated April 27, 2010, announcing the appointment of Peter Tumminello as President of Sequent Energy Management, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 27, 2010	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	AGL Resources Inc. press release dated April 27, 2010, announcing the appointment of Peter Tumminello as President of Sequent Energy Management, L.P.